Exhibit 99.1

For Release on April 24, 2012

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

New York, NY – April 24, 2012 – Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner and operator of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs” and “Philadelphia Sports Clubs,” announced its results for the first quarter ended March 31, 2012.

First Quarter Overview:

•	Total member count increased 10,000 to 533,000 in Q1 2012.

•	Membership attrition averaged 3.4% per month in Q1 2012 compared to 3.2% per month in Q1 2011.

•	Revenue increased 5.3% in Q1 2012 compared to Q1 2011.

•	Comparable club revenue increased 4.5% in Q1 2012 versus a decrease of 0.5% in Q1 2011.

•	Ancillary club revenue increased 12.3% in Q1 2012 compared to Q1 2011.

•	Diluted earnings per share were $0.16 in Q1 2012 compared to diluted earnings per share of $0.07 in Q1 2011.

•	EBITDA was $25.1 million in Q1 2012, an increase of $4.5 million, or 21.9%, when compared to EBITDA of $20.6 million in Q1 2011.

Robert Giardina, Chief Executive Officer of TSI, commented: “The many improvements we have made to drive profitability in 2011 have carried into the first quarter of 2012, producing double digit percentage growth of ancillary revenue and our highest same club sales growth in 4 years. With strong membership gains over the past year, we can now be even more focused on increasing revenue per member, as well as putting leases in place to resume club growth. Finally, the hiring of our new Chief Operating Officer in March adds a very experienced industry executive to this effort and gives us all even more confidence that we will continue to move ahead successfully.”

Quarter Ended March 31, 2012 Financial Results:

Revenue (in thousands):

	Quarter Ended March 31,
	2012		2011
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$93,263	75.9%	$91,080	78.0%	2.4%
Joining fees	2,566	2.1%	1,447	1.3%	77.3%

Membership revenue	95,829	78.0%	92,527	79.3%	3.6%

Personal training revenue	17,621	14.3%	15,692	13.4%	12.3%
Other ancillary club revenue	8,284	6.7%	7,373	6.3%	12.4%

Ancillary club revenue	25,905	21.0%	23,065	19.7%	12.3%
Fees and other revenue	1,178	1.0%	1,113	1.0%	5.9%

Total revenue	$122,912	100.0%	$116,705	100.0%	5.3%

Total revenue for Q1 2012 increased $6.2 million, or 5.3%, compared to Q1 2011. Revenue at clubs operated for over 12 months (“comparable club revenue”) increased 4.5% in Q1 2012 compared to Q1 2011. Memberships in our comparable clubs increased 3.2% with ancillary club revenue, initiation fees and other revenue increasing 3.1%. These increases were partially offset by a 1.8% decrease in the price of our dues and fees.

Operating expenses:

	Quarter Ended March 31,
	2012	2011
	Expense % of Revenue		Expense % Variance
Payroll and related	38.5%	38.8%	4.7%
Club operating	36.7%	37.8%	2.3%
General and administrative	4.8%	6.4%	(20.0)%
Depreciation and amortization	10.5%	11.1%	(1.1)%

Operating expenses	90.5%	94.1%	1.4%

Total operating expenses increased $1.5 million, or 1.4%, in Q1 2012 compared to Q1 2011. Operating margin was 9.5% for Q1 2012 compared to 5.9% in Q1 2011.

Payroll and related. Payroll and related expenses increased 4.7% or $2.1 million to $47.4 million in Q1 2012 compared to $45.3 million in Q1 2011, driven by payroll related to ancillary revenue growth.

Club operating. Club operating expenses increased $1.0 million or 2.3% to $45.1 million in Q1 2012 compared to $44.1 million in Q1 2011 primarily due to increases in occupancy related expenses.

General and administrative. In Q1 2012 general and administrative expenses decreased compared to Q1 2011, primarily attributable to decreases in consulting and legal expenses and continued decreases in general liability insurance expense.

Depreciation and amortization. Depreciation and amortization expense for Q1 2012 was relatively flat versus the prior year.

Net income for Q1 2012 was $3.9 million compared to net income of $1.5 million for Q1 2011.

Cash flow from operating activities for the three months ended March 31, 2012 totaled $16.4 million, a decrease of $9.0 million from the corresponding period in 2011, driven primarily by the timing of payments made associated with our accounts payable, accrued expenses and prepaid rent, partially offset by the overall increase in earnings.

Second Quarter 2012 Financial Outlook:

Based on the current business environment, recent performance and current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, our outlook for the second quarter of 2012 includes the following:

•

Revenue for Q2 2012 is expected to be between $123.0 million and $124.0 million versus $118.3 million for Q2 2011. As percentages of revenue, we expect Q2 2012 payroll and related expenses to be approximately 37.8% and club operating expenses to approximate 36.0%. We expect general and administrative expenses to approximate $6.9 million, depreciation and amortization to approximate $12.8 million and net interest expense to approximate $5.6 million.

•

We expect net income for Q2 2012 to be between $4.25 million and $4.75 million, and diluted earnings per share to be in the range of $0.18 per share to $0.20 per share, assuming a 39% effective tax rate and 23.9 million weighted average fully diluted shares outstanding.

•	We estimate that EBITDA will approximate $26.0 million in Q2 2012.

Investing Activities Outlook:

For the year ending December 31, 2012, we currently plan to invest $25.0 million to $28.0 million in capital expenditures compared to $30.9 million of capital expenditures in 2011. This amount includes approximately $2.5 million to $3.0 million related to potential 2012 and 2013 club openings, approximately $16.0 million to $17.0 million to continue upgrading existing clubs, and approximately $4.0 million to $5.0 million principally related to major renovations at clubs with recent lease renewals and to upgrade our in-club entertainment system network. We also expect to invest approximately $2.5 million to $3.0 million to enhance our management information systems. These capital expenditures will be funded by cash flow provided by operations and available cash on hand.

Forward-Looking Statements:

Statements in this release that do not constitute historical facts, including, without limitation, statements under the captions “Second Quarter 2012 Financial Outlook” and “Investing Activities Outlook”, other statements regarding future financial results and performance and potential sales revenue and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

About Town Sports International Holdings, Inc.:

New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 160 fitness clubs as of March 31, 2012, comprising 108 New York Sports Clubs, 25 Boston Sports Clubs, 18 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 533,000 members. For more information on TSI, visit http://www.mysportsclubs.com.

The Company will hold a conference call on Tuesday, April 24, 2012 at 4:30 PM (Eastern) to discuss the first quarter results. Robert Giardina, Chief Executive Officer, and Dan Gallagher, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Web site beginning April 25, 2012.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alert” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York

Contact Information:

Investor Contact:

(212) 246-6700 extension 1650

Investor.relations@town-sports.com

or

ICR, Inc.

Joseph Teklits / Farah Soi

(203) 682-8390

farah.soi@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2012 and December 31, 2011

(All figures in thousands)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$42,391	$47,880
Accounts receivable, net	8,294	5,857
Inventory	163	290
Prepaid corporate income taxes	381	73
Prepaid expenses and other current assets	9,001	10,599

Total current assets	60,230	64,699
Fixed assets, net	275,884	286,041
Goodwill	32,843	32,799
Deferred tax assets, net	37,603	40,000
Deferred membership costs	10,867	10,117
Other assets	15,858	15,886

Total assets	$433,285	$449,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,800	25,507
Accounts payable	6,930	9,180
Accrued expenses	22,052	26,575
Accrued interest	728	950
Deferred revenue	46,827	40,822

Total current liabilities	86,337	103,034
Long-term debt	259,034	263,487
Deferred lease liabilities	64,482	65,119
Deferred revenue	6,122	5,338
Other liabilities	12,004	12,210

Total liabilities	427,979	449,188
Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	(18,930)	(19,934)
Accumulated other comprehensive income	1,349	1,251
Retained earnings	22,864	19,014

Total stockholders’ equity	5,306	354

Total liabilities and stockholders’ equity	$433,285	$449,542

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2012 and 2011

(All figures in thousands except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Club operations	$121,734	$115,592
Fees and other	1,178	1,113

	122,912	116,705

Operating Expenses:
Payroll and related	47,359	45,252
Club operating	45,131	44,102
General and administrative	5,933	7,420
Depreciation and amortization	12,860	13,002

	111,283	109,776

Operating income	11,629	6,929
Interest expense	5,931	5,582
Interest income	(10)	(71)
Equity in the earnings of investees and rental income	(588)	(644)

Income before provision for corporate income taxes	6,296	2,062
Provision for corporate income taxes	2,446	529

Net income	$3,850	$1,533

Earnings per share:
Basic	$0.17	$0.07
Diluted	$0.16	$0.07
Weighted average number of shares used in calculating earnings per share:
Basic	23,118,028	22,710,996
Diluted	23,840,907	23,073,147

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2012 and 2011

(All figures in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$3,850	$1,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,860	13,002
Amortization of debt discount	97	—
Amortization of debt issuance costs	288	282
Non-cash rental expense, net of non-cash rental income	(859)	(1,120)
Compensation expense incurred in connection with stock options and common stock grants	329	348
Decrease in deferred tax asset	2,413	518
Net change in certain operating assets and liabilities	(1,451)	12,594
Increase in deferred membership costs	(750)	(1,200)
Landlord contributions to tenant improvements	663	149
Decrease in insurance reserves	(589)	(330)
Other	(447)	(368)

Total adjustments	12,554	23,875

Net cash provided by operating activities	16,404	25,408

Cash flows from investing activities:
Capital expenditures	(2,348)	(5,335)

Net cash used in investing activities	(2,348)	(5,335)

Cash flows from financing activities:
Principal payments on 2011 Term Loan Facility	(20,257)	—
Principal payments on 2007 Term Loan Facility	—	(14,062)
Proceeds from exercise of stock options	349	117
Tax benefit from stock option exercises	326	20

Net cash used in financing activities	(19,582)	(13,925)
Effect of exchange rate changes on cash	37	282

Net (decrease) increase in cash and cash equivalents	(5,489)	6,430
Cash and cash equivalents beginning of period	$47,880	$38,803

Cash and cash equivalents end of period	$42,391	$45,233

Summary of the change in certain operating assets and liabilities:
Increase in accounts receivable	$(2,421)	$(1,729)
Decrease (increase) in inventory	128	(120)
Decrease in prepaid expenses and other current assets	1,215	4,589
(Decrease) increase in accounts payable, accrued expenses and accrued interest	(7,082)	687
Change in prepaid corporate income taxes and corporate income taxes payable	(308)	1,437
Increase in deferred revenue	7,017	7,730

Net change in certain operating assets and liabilities	$(1,451)	$12,594

Supplemental disclosures of cash flow information:
Cash payments for interest	$5,747	$9,012

Cash payments for income taxes	$14	$66

See notes to condensed consolidated financial statements.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA and EBITDA

For the Three Months Ended March 31, 2012 and 2011

(All figures in thousands)

(Unaudited)

	Three Months Ended
	March 31
	2012	2011
Net cash provided by operating activities	$16,404	$25,408
Interest expense, net of interest income	5,921	5,511
Provision for corporate income taxes	2,446	529
Changes in operating assets and liabilities	1,451	(12,594)
Amortization of debt discount	(97)	—
Amortization of debt issuance costs	(288)	(282)
Compensation expense incurred in connection with stock options and common stock grants	(329)	(348)
Landlord contributions to tenant improvements	(663)	(149)
Non-cash rental expense, net of non-cash rental income	859	1,120
Decrease in insurance reserves	589	330
Decrease in deferred tax asset	(2,413)	(518)
Increase in deferred membership costs	750	1,200
Other	447	368

Adjusted EBITDA	25,077	20,575

EBITDA	$25,077	$20,575

Note:	We define Adjusted EBITDA as EBITDA excluding loss on extinguishment of debt and any fixed asset or goodwill impairments. For the quarters ended March 31, 2012 and 2011, we did not incur any loss on extinguishment of debt or any fixed asset or goodwill impairments. Accordingly, EBITDA and Adjusted EBITDA are identical for these quarters.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA and EBITDA

For the Three Months Ended June 30, 2012 and 2011

(All figures in thousands)

(Unaudited)

	Estimated Q2 2012	Q2 2011
Net cash provided by operating activities	$21,370	$9,674
Interest expense, net of interest income	5,600	6,602
Provision for corporate income taxes	3,000	438
Changes in operating assets and liabilities	(4,000)	4,096
Call premium on Senior Discount Notes	—	2,538
Amortization of debt discount	(97)	(52)
Amortization of debt issuance costs	(288)	(271)
Compensation expense incurred in connection with stock options and common stock grants	(250)	(310)
Non-cash rental expense, net of non-cash rental income	800	962
Decrease in deferred tax asset	(500)	(502)
Decrease in insurance reserves	500	654
Increase in deferred member costs	100	1,037
Other	(235)	(552)

Adjusted EBITDA	26,000	24,314
Loss on extinguishment of debt (1)	—	(4,865)

EBITDA	$26,000	$19,449

(1)	In Q2 2011, we recognized loss on extinguishment of debt of $4,865 in connection with the our debt refinancing on May 11, 2011.

Non-GAAP Financial Measures – EBITDA and Adjusted EBITDA

EBITDA consists of net income plus interest expense (net of interest income), provision for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding loss on extinguishment of debt and any fixed asset or goodwill impairments. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.

EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for cash flows from operating activities, operating income or other cash flow or income data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of cash flows and income, and must be considered in performing a comprehensive assessment of our liquidity.

EBITDA excludes, among other items, the effect of depreciation and amortization, which is a significant component of our reported GAAP data. Depreciation and amortization, which is a non-cash item, totaled $12.9 million in the quarter ended March 31, 2012. Although a premise underlying depreciation and amortization is that it will be reinvested in our business to restore, replenish or purchase property, equipment and other related assets, the funds represented by depreciation and amortization could, in the Company’s discretion, be utilized for other purposes (e.g., debt service). Accordingly, EBITDA may be useful as a supplemental measure to GAAP financial data for demonstrating our ability to satisfy our liquidity and capital resource requirements.

Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our liquidity. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.

Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.

The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2011 Senior Credit Facility.

•

Our discussions with prospective lenders and investors in recent years, including in relation to our 2011 Senior Credit Facility, have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•

The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it indicates our ability to generate funds sufficient to make capital expenditures (including for the opening of new clubs and the upgrading of existing clubs) as well as to undertake initiatives to enhance our business by offering new products and services in accordance with our strategy.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.

We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our liquidity.